                                                          Exhibit 10.1
                               FLIR SYSTEMS, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

PARTIES:   FLIR Systems, Inc. (an Oregon Corporation) ("FSI")
           16505 S.W. 72nd Avenue
           Portland, Oregon 97224

                     ("Executive")
           c/o FLIR Systems, Inc.
           16505 SW 72nd Avenue
           Portland, OR  97224

DATE:      May 5, 1997



                                   RECITALS:


A. FSI wishes to obtain the services of Executive for at least the duration of this Agreement, and the Executive wishes to provide his services for such period, all upon the terms and conditions set out in this Agreement.

B. It is expressly recognized by the parties that Executive's continuance in Executive's position with FSI and agreement to be bound by the terms of this Agreement represents a substantial commitment to FSI in terms of Executive's personal and professional career and a foregoing of present and future career options by Executive, for all of which FSI receives substantial value.

C. The parties recognize that a Change of Control (as defined below) may result in material alteration or diminishment of Executive's position and responsibilities and substantially frustrate the purpose of Executive's commitment to FSI and forbearance of options.

D. The parties recognize that in light of the above-described commitment and forbearance of options, it is essential that, for the benefit of FSI and its stockholders, provision be made for a Change of Control Termination (as defined below) in order to enable Executive to accept and effectively continue in Executive's position in the face of inherently disruptive circumstances arising from the possibility of a Change of Control (as defined below), although no such change is now contemplated or foreseen.

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1 - EXECUTIVE EMPLOYMENT AGREEMENT
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NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1   "BASE SALARY" shall mean regular cash compensation paid on a periodic
            -----------
basis exclusive of benefits, bonuses or incentive payments.

     1.2   "BOARD" shall mean the Board of Directors of Flir Systems, Inc. (the
            -----
"Parent Corporation").

     1.3   "DISABILITY" shall mean the inability of Executive to perform his
            ----------
duties under this Agreement with or without reasonable accommodation because of physical or mental incapacity for a continuous period of five (5) months, as reasonably determined by the Board after consultation with a qualified physician selected by the Board.

     1.4   "PARENT CORPORATION" shall mean FSI and, except as otherwise provided
            ------------------
in Article VII and Section 8.2 of Article VIII, any successor in interest by way of consolidation, operation of law, merger or otherwise. "Parent Corporation" shall not include any Subsidiary.

     1.5   "SUBSIDIARY" shall mean:  (a) any corporation at least a majority of
            ----------
whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the occurrence of a contingency) is at the time owned by Parent Corporation and/or one or more Subsidiaries; and (b) any division or business unit (or portion thereof) of Parent Corporation or a corporation described in clause (a) of this Section.

                                   ARTICLE II
                          EMPLOYMENT, DUTIES AND TERM
                          ---------------------------

     2.1   EMPLOYMENT.  Upon the terms and conditions set forth in this
           ----------
Agreement, FSI hereby employs Executive, and Executive accepts such employment. Except as expressly provided herein, termination of this Agreement by either party shall also terminate Executive's employment by FSI.

     2.2   DUTIES.  Executive shall devote his full-time and best efforts to FSI
           ------
and to fulfilling the duties of his position which shall include such duties as may from time to time be assigned him by the Board, provided that such duties are reasonably consistent with Executive's education, experience and background. Executive shall comply with FSI's policies and procedures to the extent they are not inconsistent with this Agreement in which case the provisions of this Agreement prevail.

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2 - EXECUTIVE EMPLOYMENT AGREEMENT
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     2.3   TERM.  Subject to the provisions of Articles IV, VI and VII, the term
           ----
of this Agreement shall continue until December 31, 1999, provided however, that
                                                          -------- -------
if a Change of Control occurs at any time before December 31, 1999, the term of this Agreement shall continue until the date two (2) years after the Change of Control.

                                  ARTICLE III
                           COMPENSATION AND EXPENSES
                           -------------------------

     3.1   BASE SALARY.  For all services rendered under this Agreement during
           -----------
the term of Executive's employment, FSI shall pay Executive a Base Salary at the annual rate currently being paid. If Executive's salary is increased from time to time during the term of this Agreement, the increased amount shall be the Base Salary for the remainder of the term and any extensions. All amounts payable to Executive shall be net of amounts required to be withheld by law.

     3.2   BONUS AND INCENTIVE.  Bonus or incentive compensation shall be in the
           -------------------
sole discretion of the Board. Except as otherwise provided in Article VI, FSI shall have the right in accordance with the terms of any bonus or incentive plan to alter, amend or eliminate all or any part of such plan, or Executive's participation therein, without compensation to Executive.

     3.3   BUSINESS EXPENSES.  FSI shall, in accordance with, and to the extent
           -----------------
of, its policies in effect from time to time, bear all ordinary and necessary business expenses reasonably incurred by Executive in performing his duties as an employee of FSI, provided that Executive accounts promptly for such expenses to FSI in the manner prescribed from time to time by FSI.

                                   ARTICLE IV
                               EARLY TERMINATION
                               -----------------

     4.1   EARLY TERMINATION.  Subject to the respective continuing obligations
           -----------------
of the parties pursuant to Articles VI and VII, this Article sets forth the terms for early termination of this Agreement; provided, however, that this Article shall not apply to a Change of Control Termination which is governed solely by the provisions of Article VI.

     4.2   TERMINATION FOR CAUSE.  FSI may terminate this Agreement for cause
           ---------------------
immediately upon written notice to Executive.  "Cause" means any of (a) fraud,
(b) misrepresentation, (c) theft or embezzlement of FSI assets, (d) intentional violations of law involving moral turpitude, (e) the continued failure by Executive to satisfactorily perform his duties as reasonably assigned to Executive pursuant to Section 2.2 of this Agreement for a period of sixty (60) days after a written demand for such satisfactory performance which specifically and with reasonable detail identifies the manner in which it is alleged Executive has not satisfactorily performed such duties, and (f) any material breach of the Confidentiality Agreement (defined below). In the event of termination for cause pursuant to this Section 4.2,

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Executive shall be paid at the then current rate of Executive's annual Base
Salary through the date of termination specified in any notice of termination.

     4.3   TERMINATION WITHOUT CAUSE.  Either Executive or FSI may terminate
           -------------------------
this Agreement and Executive's employment without cause on at least seventy-five
(75) days' written notice. In the event of termination pursuant to this Section 4.3, compensation shall be paid as follows:

           (a) if the notice of termination is given by Executive at any time, where cause for termination does not exist (as cause is defined in Section 4.2) Executive shall be paid at the then current rate of Executive's annual Base Salary through the date of termination specified in such notice (but not to exceed 75 days);

           (b) if the notice of termination is given by FSI, (1) Executive shall be paid at the then current rate of Executive's annual Base Salary through the date of termination specified in the notice, provided, however, that FSI shall have the option of making termination of the Agreement and Executive's employment effective immediately upon notice, in which case Executive shall be paid through a notice period of seventy-five (75) days; and (2) Executive shall receive, within fifteen (15) days following termination, a lump sum payment equivalent to two (2) years' Base Salary.

           (c) In the event that termination occurs pursuant to Section 4.3(b) then, in addition to the payments specified in said Section, FSI shall pay to Executive any amount equal to (1) the bonus, if any, to which Executive would otherwise have become entitled under any FSI bonus or incentive plan in effect at the time of termination of this Agreement had Executive remained continuously employed for the full fiscal year in which termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to termination, multiplied by (2) a fraction, the numerator of which shall be the number of whole months Executive was employed in the year in which termination occurred and the denominator of which is 12. The amount payable pursuant to this
                 Section 4.3(c) shall be considered earned as of the date 15 days after the date such bonus would have been paid had Executive remained employed for the full fiscal year and shall be paid as of the date earned.

     4.4   TERMINATION IN THE EVENT OF DEATH OR DISABILITY.  This Agreement
           -----------------------------------------------
shall terminate in the event of death or Disability of Executive.

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           (a)   In the event of Executive's death, FSI shall pay an amount equal to twelve (12) months of Base Salary at the rate in effect at the time of Executive's death. Such amount shall be paid (1) to the beneficiary or beneficiaries designated in writing to FSI by Executive, (2) in the absence of such designation, to the surviving spouse, or (3) if there is no surviving spouse, or such surviving spouse disclaims all or any part, then the full amount, or such disclaimed portion, shall be paid to the executor, administrator or other personal representative of Executive's estate. The amount shall be paid as a lump sum as soon as practicable following FSI's receipt of notice of Executive's death. All such payments shall be in addition to any payments due pursuant to Section 4.4(c) below.

           (b) In the event of Disability, Base Salary shall be terminated as of the final day of the fifth month referenced in the definition of "Disability."

           (c) In the event of termination by reason of Executive's death or Disability, FSI shall pay to Executive an amount equal to (1) the amount Executive would have received in annual incentive plan bonus for the year in which termination occurs had "target" goals been achieved, multiplied by (2) a fraction, the numerator of which shall be the number of whole months Executive was employed in the year in which the death or Disability occurred and the denominator of which is 12. The amount payable pursuant to this Section 4.4(c) shall be deemed earned as of the date within 15 days after the date such bonus would have been paid had Executive remained employed for the full fiscal year and shall be paid as of the date earned.

     4.5   ACCRUED VACATION.  In the event of termination pursuant to Section
           ----------------
4.2, 4.3 or Section 4.4 or in the event of a Change of Control Termination, Executive shall be paid at the then current rate of Executive's Base Salary for all accrued but unused vacation time through the date of termination. Nothing contained herein shall extend the term of Executive's employment by the amount of any accrued vacation for vesting or other purposes.

     4.6   CONTINUATION OF BENEFITS.  During Executive's Retirement, Executive
           ------------------------
(and anyone entitled to claim under or through Executive) shall (i) until such time as Executive is eligible for Medicare coverage, be entitled to receive such family health coverage and benefit programs, policies and arrangements ("Health Care Coverage") at the same levels and coverages as Executive was receiving on the day immediately prior to the Change of Control, and (ii) following Executive's eligibility for Medicare coverage, be entitled to receive Health Care Coverage in such amounts that when combined with applicable Medicare coverage, Executive's Health Care Coverage is comparable to that provided to Executive on the day immediately prior to the Change of Control. As used herein "Retirement" means the period following termination of Executive's employment with FSI until the earlier of Executive's death or such time as

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5 - EXECUTIVE EMPLOYMENT AGREEMENT
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Executive obtains a position comparable to Executive's position with FSI in the industry(ies) in which FSI is engaged.

     4.7   ENTIRE TERMINATION PAYMENT.  The compensation provided for in this
           --------------------------
Article IV shall constitute Executive's sole remedy for termination pursuant to this Article. Executive shall not be entitled to any other termination or severance payment which may be payable to Executive under any other agreement between Executive and FSI or under any policy in effect at, preceding or following the date of termination.

                                   ARTICLE V
                     CONFIDENTIALITY; CONFLICT OF INTEREST
                     -------------------------------------

     5.1   CONFIDENTIALITY.  Executive is a party to a certain Confidentiality
           ---------------
and Non-Solicitation Agreement with FSI dated ________________________________ ("Confidentiality Agreement"). Executive represents and warrants to FSI that as of the date of this Agreement, he has fully complied with the terms of the Confidentiality Agreement. Executive agrees that nothing contained in this Agreement shall operate to limit Executive's obligations under the Confidentiality Agreement, and Executive shall continue to be bound by the terms of the Confidentiality Agreement.

     5.2   CONFLICT OF INTEREST.  During the term of employment with FSI,
           --------------------
Executive will engage in no activity or employment which may conflict with the interest of FSI, and will comply with FSI's policies and guidelines pertaining to business conduct and ethics.

                                   ARTICLE VI
                               CHANGE OF CONTROL
                               -----------------

     6.1   DEFINITIONS.  For purposes of this Article VI, the following
           -----------
definitions shall be applied:

           (a)   "Change of Control" shall mean any of the following events:
                  -----------------

                 (1) a merger or consolidation to which Parent Corporation is a party if the individuals and entities who were stockholders of Parent Corporation immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of
                 1934) of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corpora tion immediately following the effective date of such merger or consolidation; or

                 (2) the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate,

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6 - EXECUTIVE EMPLOYMENT AGREEMENT
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                 of securities of Parent Corporation, representing twenty
                 percent (20%) or more of the total combined voting power of Parent Corporation's then issued and outstanding securities, by any person or entity, or group of associated persons or entities acting in concert; or

                 (3) the sale of all or substantially all of the assets of Parent Corporation to any person or entity which is not a Subsidiary of Parent Corporation.

                 (4) the stockholders of Parent Corporation approve any plan or proposal for the liquidation of Parent Corporation; or

                 (5) a change in the composition of the Board at any time during any consecutive 24-month period such that the Continuity Directors cease for any reason to constitute at least a seventy percent (70%) majority of the Board. For purposes of this clause, "Continuity Directors" means those members of the Board who either:

                       (A) were directors at the beginning of such consecutive 24-month period; or

                       (B) were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the then-existing Board.

           (b)   "Change of Control Actions" shall mean any payment (including
                  -------------------------
           any benefit or transfer of property) in the nature of compensation, to or for the benefit of Executive under any arrangement, which is considered contingent on a Change of Control for purposes of Section 280G of the Internal Revenue Code. As used in this definition, the term "arrangement" includes, without limitation, any agreement between Executive and FSI and any and all of FSI's salary, bonus, incentive, restricted stock, stock option, compensation or benefit plans, programs or arrangements, and shall include this Agreement.

           (c)   "Change of Control Termination" shall mean, with respect to
                  -----------------------------
           Executive, any of the following events occurring within two (2) years after a Change of Control:

                 (1) Termination of Executive's employment by FSI for any reason other than for cause, as cause is defined in Article IV,
                 Section 4.2 of this Agreement.

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                 (2)   Termination of employment with FSI by Executive pursuant
                 to Section 6.2 of this Article VI. A Change of Control Termination shall not, however, include termination by reason of death or Disability.

           (d)   "Good Reason" shall mean a good faith determination by
                  -----------
           Executive, in Executive's reasonable judgment, that any one or more of the following events has occurred without Executive's express written consent, after a Change of Control:

                 (1) A change in Executive's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions, which has the effect of materially diminishing Executive's responsibility or authority;

                 (2) A reduction by FSI in Executive's Base Salary as in effect immediately prior to the Change of Control;

                 (3) A requirement by FSI that Executive be based anywhere other than within twenty-five (25) miles of Executives's job location at the time of the Change of Control;

                 (4) Without replacement by plans, programs, or arrangements which, taken as a whole, provide benefits to Executive at least reasonably comparable to those discontinued or adversely affected, (A) the failure by FSI to continue in effect, within its maximum stated term (exclusive of renewals or extensions), any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee compensation or benefit plan, program or arrangement and/or any membership (collectively, "Benefit Plans"), in which Executive is participating immediately prior to a Change of Control; or (B) the taking of any action by FSI that would materially adversely affect Executive's participation or materially reduce Executive's benefits under any Benefit Plans or Benefit Plan;

                 (5) The failure by FSI to provide office space, furniture, and secretarial support at least comparable to that provided Executive immediately prior to the Change of Control or the taking of any similar action by FSI that would materially adversely affect the working conditions in or under which Executive performs his or her employment duties;

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8 - EXECUTIVE EMPLOYMENT AGREEMENT

                 (6) If Executive's primary employment duties are with a Subsidiary, the sale, merger, contribution, transfer or any other transaction in conjunction with which Parent Corporation's ownership interest in such Subsidiary decreases below the level specified in Section 1.5 of Article I unless
                 (A) this Agreement is assigned to the purchaser/transferee with the provisions of Article VI in full force and effect and operative as if a Change of Control has occurred with respect to the purchaser/transferee as Parent Corporation immediately after the purchase/transfer becomes effective, and (B) such purchaser/transferee has a creditworthiness reasonably equivalent to Parent Corporation's; or

                 (7)   Any material breach of this Agreement by FSI.

           (e)   "Internal Revenue Code" -- Any references to a section of the
                  ---------------------
           Internal Revenue Code shall mean that section of the Internal Revenue Code of 1986, or to the corresponding section of such Code, as from time to time amended.

     6.2   CHANGE OF CONTROL TERMINATION RIGHT.  For a period of two (2) years
           -----------------------------------
following a Change of Control, Executive shall have the right, at any time and within Executive's sole discretion, to terminate employment with FSI for Good Reason. Such termination shall be accomplished by, and effective upon, Executive giving written notice to FSI of Executive's decision to terminate. Except as otherwise expressly provided in this Agreement, upon the exercise of said right, all obligations and duties of Executive under this Agreement shall be of no further force and effect.

     6.3   CHANGE OF CONTROL TERMINATION PAYMENT.  In the event of a Change of
           -------------------------------------
Control Termination, without further action by the Board, Parent Corporation shall, within five (5) days of such termination, make a lump sum payment to Executive in an amount equal to one dollar ($1.00) less than three (3) times the average annualized compensation as defined by Sec tion 280G of the Internal Revenue Code, received by Executive from FSI and includible in Executive's gross income for federal income tax purposes for the five (5) most recent taxable years of the Executive ending before the date upon which the Change in Control occurred (or such portion of such period during which Executive was an employee of FSI).

     6.4   INTEREST.  In the event Parent Corporation does not make timely
           --------
payment in full of the Change of Control Termination payment described in
Section 6.3, Executive shall be entitled to receive interest on any unpaid amount at the lower of: (a) prime rate of interest (or such comparable index as may be adopted) established from time to time by the lending institution with which FSI has its primary lending relationship at the time of the Change of Control Termination; or (b) the maximum rate permitted under Section 280G(d)(4) of the Internal Revenue Code.

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

     6.5   BENEFITS CONTINUATION.  In the event of a Change of Control
           ---------------------
Termination, Executive (and anyone entitled to claim under or through Executive) shall until the earlier of (i) expiration of three (3) years from the Change of Control Termination, and (ii) such time as Executive obtains suitable employment that provides for insurance and benefit plans, programs and arrangements reasonably comparable to that provided by FSI to Executive immediately prior to the Change of Control, be entitled to receive from FSI the same or equivalent health, dental, accidental death and dismemberment, short and long-term disability, life insurance coverages, and all other insurance policies and health and welfare benefits programs, policies or arrangements, at the same levels and coverages as Executive was receiving on the day immediately prior to the Change of Control and shall be furnished with such memberships as provided to Executive on the day immediately prior to the Change of Control. Executive shall be required to pay no more for continuation than is required of such Executive on the day immediately prior to the Change of Control. If no such continuation program is available, Executive shall be required to pay no more than he/she paid as an active employee, or if provided by FSI at no cost to employees on the day immediately prior to the Change of Control, they shall continue to be made available to Executive on this basis. In addition, for the period described in the first sentence of this Section 6.5, FSI shall reimburse Executive for uninsured medical expenses incurred by Executive, to the extent and under the same terms and conditions as such reimbursement was available to Executive immediately prior to his termination.

                                  ARTICLE VII
                          CHANGE OF SUBSIDIARY STATUS
                          ---------------------------

     In the event that, prior to a Change of Control: (a) a Subsidiary is sold, merged, contributed, or in any other manner transferred to any person or entity other than Parent Corporation or a Subsidiary, or if for any reason Parent Corporation's ownership interest in any such Subsidiary falls below the level specified in Section 1.5, (b) Executive's primary employment duties are with the Subsidiary at the time of the occurrence of such event, and (c) Executive does not, in conjunction therewith, transfer employment directly to Parent Corporation or another Subsidiary, then:

     (1) If Executive gives his or her written consent to the assignment of this Agreement to such Subsidiary, or to the purchaser or new majority interest holder of such Subsidiary, (and such assignment is accepted) this Agreement shall remain in full force and effect between Executive and this assignee, except that the provisions of Article VI of this Agreement shall become null and void;

     (2) If such assignment is not accepted by the Subsidiary or purchaser, then this Agreement shall be deemed to have been terminated by FSI without cause pursuant to Section 4.3 of Article IV; and

     (3) In all other cases, this Agreement shall be deemed terminated for cause pursuant to Section 4.2 of Article IV.

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                                 ARTICLE VIII
                              GENERAL PROVISIONS
                              ------------------

     8.1   NO ADEQUATE TO REMEDY.  The parties declare that it is impossible to
           ---------------------
measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that such party has an adequate remedy at law.

     8.2   SUCCESSORS AND ASSIGNS.  Except as otherwise provided in Article VII,
           ----------------------
this Agreement shall be binding upon and inure to the benefit of the successors and assigns of Parent Corporation and each Subsidiary, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of FSI, and any such successor or assign shall absolutely and unconditionally assume all of FSI's obligations hereunder.

     8.3   NOTICES.  All notices, requests and demands given to or made pursuant
           -------
hereto shall, except as otherwise specified herein, be in writing and be delivered or mailed to any such party at its address as set forth at the beginning of this Agreement. Either party may change its address, by notice to the other party given in the manner set forth in this Section. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the third business day thereafter or when it is actually received, whichever is sooner.

     8.4   CAPTION.  The various headings or captions in this Agreement are for
           -------
convenience only and shall not affect the meaning or interpretation of this Agreement.

     8.5   GOVERNING LAW.  The validity, construction and performance of this
           -------------
Agreement shall be governed by the laws of the State of Oregon

     8.6   MEDIATION.  In case of any dispute arising under this Agreement which
           ---------
cannot be settled by reasonable discussion, the parties agree that, prior to commencing any arbitration proceeding as contemplated by Section 8.7, they will first engage the services of a professional mediator agreed upon by the parties and attempt in good faith to resolve the dispute through confidential nonbinding mediation. Each party shall bear one-half (1/2) of the mediator's fees and expenses and shall pay all of its own attorneys' fees and expenses related to the mediation.

     8.7   ATTORNEY FEES.  If any action at law, in equity or by arbitration is
           -------------
taken to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to

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

reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled, including fees and expenses on appeal.

     8.8   CONSTRUCTION.  Wherever possible, each provision of this Agreement
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8.9   WAIVERS.  No failure on the part of either party to exercise, and no
           -------
delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

     8.10  ASSIGNMENT.  This Agreement shall be binding upon and inure to the
           ----------
benefit of the Company and its successors and assigns, and shall be binding upon Executive, his administrators, executors, legatees, and heirs. In that this Agreement is a personal services contract, it shall not be assigned by Executive.

     8.11  MODIFICATION.  This Agreement may not be and shall not be modified or
           ------------
amended except by written instrument signed by the parties hereto.

     8.12  ENTIRE AGREEMENT.  This Agreement together with the Confidentiality
           ----------------
Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement together with the Confidentiality Agreement replaces and supersedes all prior employment agreements or understandings of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


EXECUTIVE                                   FLIR SYSTEMS, INC.


                                            By:
-----------------------------                  -------------------------------
                                            Title:
                                                  ----------------------------

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